Exhibit 10.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is made and entered into by and between Global Industries, Ltd., a Louisiana corporation (hereinafter referred to as the “Employer”), and B. K. Chin, an individual currently residing in Houston, Texas (hereinafter referred to as the “Executive”), effective as of September 18, 2006 (the “Effective Date”).
W I T N E S S E T H:
     WHEREAS, attendant to the Executive’s employment by the Employer, the Employer and the Executive wish for there to be a complete understanding and agreement between the Employer and the Executive with respect to, among other terms, the Executive’s duties and responsibilities to the Employer; the compensation and benefits owed to the Executive; and the term of the Executive’s employment under this Agreement; and
     WHEREAS, the Employer considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing its best interests and the best interests of its stockholders;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Executive agree as follows:
Section 1. Employment.
          (a) Employment; Position. Commencing on the Commencement Date (as defined in Section 4) and continuing for the period of time set forth in Section 4, the Employer agrees to employ the Executive and the Executive agrees to accept employment by the Employer and to serve the Employer in an executive capacity as its Chief Executive Officer on the terms and subject to the conditions stated in this Agreement. The Executive will report directly to the Board of Directors of the Employer (the “Board”). The powers, duties and responsibilities of the Executive as Chief Executive Officer include those duties that are the usual and customary powers, duties and responsibilities of such office in a publicly-traded company in the United States, including (subject in each case to the control of the Board) (i) general executive control and management of the properties, business, employees and operations of the Employer; (ii) authority to agree upon and execute leases, contracts, evidences of indebtedness and other obligations in the name of the Employer within the limitations provided by the Board; (iii) having senior management of the Employer report to the Executive; (iv) those powers, duties and responsibilities specified in the Employer’s bylaws; and (v) such other and further duties appropriate to such position as may from time to time be assigned to the Executive by the Board or by any committee of the Board authorized to make such assignments. Executive shall be appointed to the Board by the current directors of the Employer effective as of the Commencement Date and the Executive will serve (subject to annual re-election by the stockholders) in such capacity without additional compensation. The Employer agrees to nominate the Executive for election at each annual meeting of stockholders during the term of this Agreement. The Executive also will serve, without additional compensation (except to the extent otherwise provided by the Board), as an officer and/or director of any subsidiary or affiliate of the Employer.
          (b) Location. The Executive shall be assigned to and work from the Employer’s office in the Houston, Texas metropolitan area.
          (c) Other Interests. While employed hereunder, the Executive will devote his full time, efforts, energy and skills to, and his best efforts for, the benefit of and to the affairs of the Employer in order that he may faithfully perform his duties and obligations. The preceding sentence will not, however, be deemed to restrict the Executive from engaging in passive personal investments provided that such activities are reasonable in scope and time commitment and not otherwise in violation of this Agreement. The Executive may serve on the board of directors or trustees of professional and charitable organizations and other business entities not affiliated with the Employer, provided that such activities are reasonable in scope and time commitment and with the prior written disclosure to, and consent of, the Board or an authorized committee thereof.
Section 2. Compensation and Benefits.
          (a) Base Salary. The Employer will pay to the Executive beginning on the Commencement Date and throughout the term of this Agreement, a base salary at the rate of at least $650,000 per annum (such base salary, if and as increased by the Compensation Committee or other authorized committee of the Board, is referred to herein as the “Base Salary”). The Compensation Committee or other authorized committee of the Board will review the Base Salary each calendar year commencing in 2007 during the term of this Agreement and may increase but not decrease the Base Salary. The Base Salary will be paid to the Executive in installments every two weeks or on such other schedule as the Employer may establish from time to time for payment of salary to its executives.
          (b) Bonuses. The Employer will pay to the Executive a one-time sign-on bonus in the amount of $500,000 in cash within 30 days following the Commencement Date and a year-end bonus of $300,000 prior to January 1, 2007. The Executive will be granted an award for 2006 under the Employer’s Management Incentive Plan with an incentive opportunity equal to between 37.5% of his initial Base Salary (pro-rated for the portion of 2006 during which the Executive is an employee of the Employer (i.e., the period after the Commencement Date)) at the “threshold” level of performance (as such term is used under the Management Incentive Plan), 75% of his initial Base Salary (pro-rated for the portion of 2006 during which the Executive is an employee of the Employer (i.e., the period after the Commencement Date)) at the “target” level of performance (as such term is used under the Management Incentive Plan) and 150% of his initial Base Salary (pro-rated for the portion of 2006 during which the Executive is an employee of the Employer (i.e., the period after the Commencement Date)) at the “maximum level” of performance (as such term is used under the Management Incentive Plan). The terms of the Executive’s 2006 award under the Management Incentive Plan shall otherwise be in accordance with the terms of the Management Incentive Plan and substantially similar to (for the avoidance of doubt, based upon the same performance criteria, performance goals and relative weighting of such criteria) the 2006 awards there under to other executive officers. The Executive shall participate in the Employer’s current Management Incentive Plan (or any subsequent cash bonus

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plan) in future years in accordance with the terms of such plan and as determined by the Board or an authorized committee thereof.
          (c) Equity Compensation Grants. Effective on the Commencement Date, the Executive will be granted options (the “Initial Option Grant”) to purchase 100,000 shares of the Employer’s common stock, $.01 par value (“Common Stock”) pursuant to the Employer’s 2005 Stock Incentive Plan (the “Share Incentive Plan”). The purchase price for each share of Common Stock subject to the Initial Option Grant shall be equal to 100% of the Fair Market Value (as such term is defined in the Share Incentive Plan) of a share of Common Stock on the effective date of the grant which shall be the Commencement Date. Subject to the terms of the Share Incentive Plan and the option agreement evidencing the Initial Option Grant, the Initial Option Grant shall (i) have a term of 10 years (which term shall begin on the Commencement Date) and (ii) vest and become exercisable (subject to acceleration in certain cases) with respect to one-third of the options included in such grant on each of the first three anniversaries of the Commencement Date. All other terms of the Initial Option Grant shall be as provided in the Share Incentive Plan and the form of option agreement attached hereto as Exhibit A. On the Commencement Date, the Executive also will be awarded two restricted stock awards pursuant to the Share Incentive Plan: (1) 100,000 restricted shares of Common Stock the forfeiture restriction on which shall lapse (subject to acceleration in certain cases) with respect to one-third of such shares on each of the first three anniversaries of the Commencement Date (the “Time Based Stock Grant”) and (2) 20,000 restricted shares of Common Stock the forfeiture restrictions on which shall lapse (subject to acceleration in certain cases) with respect to such shares on the second anniversary of the Commencement Date based upon the Board’s determination that certain key management goals agreed upon and set mutually by the Board and the Executive within 30 days after the Commencement Date have been met (the “Performance Based Stock Grant”). All other terms of the Time Based Stock Grant and the Performance Based Stock Grant shall be as provided in the Share Incentive Plan and the forms of restricted stock award agreements attached hereto as Exhibits B and C, respectively. The Executive shall be entitled to receive stock options and other equity based awards in the future under the Employer’s equity plans (including as part of the January 2007 award exercise) in amounts and under terms set from time to time in the discretion of the Board or an authorized committee thereof.
          (d) Perquisites. During his employment hereunder, the Executive shall be afforded the following benefits as incidences of his employment:
          (i) Vacation. The Executive will be entitled to 30 work days of “Paid Time Off” (as defined in the Employer’s PTO policy) each calendar year (subject to pro-ration for any partial calendar year). The ability to carry over earned “Paid Time Off” from one year to the next or to receive payment in lieu of such “Paid Time Off” shall be in accordance with the Employer’s PTO policy applicable to executives generally and in effect from time to time.
          (ii) Business and Entertainment Expenses. The Executive will be reimbursed in accordance with the Employer’s normal expense reimbursement policy and procedures for all of the actual, reasonable and appropriate expenses incurred by him in the performance of his services and duties to the Employer hereunder, including travel and entertainment expenses. The Executive will furnish the Employer with invoices and

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vouchers reflecting amounts for which the Executive seeks the Employer’s reimbursement in accordance with the Employer’s reimbursement policies and procedures in effect from time to time.
          (iii) Health Insurance and Other Benefits. The Executive will be allowed to participate in all insurance and retirement or savings plans (at a level appropriate to his position) and other benefit plans or programs as may be in effect from time to time for the executive officers of the Employer including those related to savings and thrift, retirement, employee stock purchase, nonqualified deferred compensation, welfare, medical, dental, disability, salary continuance, accidental death or life insurance, and membership in business and professional organizations. Further, the Executive’s spouse, dependents and beneficiaries will be allowed to participate in such plans and programs to the extent permitted under such plans and programs respective terms. The Employer shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are applicable to executive officers generally.
          (iv) Club Membership. The Executive will be reimbursed for the initiation fees and cost of joining one recreational, social, sports or country club in the Houston, Texas metropolitan area to be mutually agreed between the Executive and the Board and will be reimbursed for dues related to such club in accordance with the Employer’s policy applicable to executive officers and in effect from time to time.
          (v) Automobile. The Executive will be provided a monthly vehicle allowance in accordance with the Employer’s automobile policy applicable to executive officers and in effect from time to time.
          (vi) Indemnification Agreement/D&O Insurance. The Executive will receive indemnification from the Employer for claims arising as a result of actions taken as officer or director as provided in the Employer’s bylaws and be provided coverage to the extent maintained under the Employer’s D&O insurance. On or before the Commencement Date, the Employer will execute and deliver to the Executive the form of Indemnification Agreement attached hereto as Exhibit D.
          (e) Withholding Taxes and Benefit Payments. All salary, bonus and other payments made or benefits provided by the Employer to the Executive pursuant to this Agreement will be subject to (i) such payroll and withholding deductions as may be required by applicable law and (ii) other deductions applied generally for insurance and other employee benefit plans in which the Executive participates.
Section 3. Fiduciary Duty; Confidentiality.
          (a) Fiduciary Duty. The Executive agrees and acknowledges that he owes fiduciary duties, including duties of loyalty and due care, that require him to act at all times in the course of his employment in the best interests of the Employer and to do no act knowingly which would injure the Employer’s business, its interests or its reputation. In keeping with such duties, the Executive shall make full disclosure to the Employer of all business opportunities

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pertaining to the Employer’s business and shall not appropriate for the Executive’s own benefit business opportunities concerning the Employer’s business.
          (b) Avoidance of Conflicts of Interest. In keeping with the Executive’s fiduciary duties to the Employer, the Executive agrees that he will not knowingly take any action that would create a conflict of interest with the Employer, or upon discovery thereof, allow such a conflict to continue. In the event that the Executive discovers that such a conflict exists or may exist, the Executive agrees that he will disclose to the Board any facts or circumstances which might involve a conflict of interest that has not been previously approved by the Board.
          (c) Intellectual Property and Proprietary Information. The Executive acknowledges that the Employer will disclose to the Executive, or place the Executive in a position to have access to or develop trade secrets and proprietary information of the Employer or its affiliates, and shall entrust the Executive with business opportunities of the Employer or its affiliates, and shall place the Executive in a position to develop business goodwill on behalf of the Employer or its affiliates. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed, or acquired by the Executive, individually or in conjunction with others, during the Executive’s employment by the Employer (whether during business hours or otherwise and whether on the Employer’s premises or otherwise) which relate to the Employer’s business, products, or services (including all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations, or marketing and merchandising techniques) are and shall be the sole and exclusive property of the Employer and shall be disclosed to the Employer. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, and all other writings or materials of any type (“Documents”) embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of the Employer. If, during the Executive’s employment by the Employer, the Executive creates any work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to the Employer’s business, products, or services, whether such work is created solely by the Executive or jointly with others (whether during business hours or otherwise and whether on the Employer’s premises or otherwise), the Employer shall be deemed the author of such work if the work is prepared by the Executive in the scope of the Executive’s employment; or, if the work is not prepared by the Executive within the scope of the Executive’s employment but is specially ordered by the Employer, then the work shall be considered to be work made for hire and the Employer shall be the author of the work. If such work is neither prepared by the Executive within the scope of the Executive’s employment nor a work specially ordered that is deemed to be a work made for hire, then the Executive hereby agrees to assign, and by these presents does assign, to the Employer all of Executive’s worldwide right, title, and interest in and to such work and all rights of copyright therein. Both during the period of the Executive’s employment by the Employer and thereafter (in the latter case, subject to reimbursement of all reasonable expenses incurred in doing so), the Executive shall assist the Employer and its nominees, at any time, in the protection of the Employer’s worldwide right, title, and interest in and to information, ideas,

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concepts, improvements, discoveries, and inventions, and its copyrighted works, including the execution of all formal assignment documents requested by the Employer or its nominees and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.
          (d) Nondisclosure. The Executive agrees to protect and safeguard the Employer’s and its affiliates’ information, trade secrets, ideas, concepts, improvements, discoveries and inventions, and any proprietary, confidential and other information relating to the Employer or its affiliates or its or their business (collectively, “Confidential Information”) and, except as may be required by the Employer, the Executive will not, either during his employment by the Employer or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any Confidential Information, except (i) with the prior written consent of the Employer; (ii) in the course of the proper performance of the Executive’s duties under this Agreement; (iii) for information that becomes generally available to the public other than as a result of the unauthorized disclosure by the Executive; (iv) for information that becomes available to the Executive on a non-confidential basis from a source other than the Employer or its affiliates who is not bound by a duty of confidentiality to the Employer; or (v) as may be required by any applicable law, rule, regulation or order. As a result of the Executive’s employment by the Employer, the Executive may from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners and joint venturers of the Employer and its affiliates. The Executive agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the Employer’s Confidential Information.
          (e) Return of Intellectual Property and Employer Information. Upon termination of his employment with the Employer for any reason, the Executive will immediately deliver to the Employer all property of the Employer or any of its affiliates including all Documents in the Executive’s possession or under his control (including all copies thereof) which embody any of the intellectual property and proprietary information described in Section 3(c) or any Confidential Information. All payments and benefits due or to be paid to the Executive shall be contingent upon the Executive complying with this Section 3(e) and providing a written certification to the Employer to that effect.
          (f) Non-disparagement. The Executive shall refrain, both during his employment and thereafter, from making any disparaging oral or written statements about the Employer, any of its affiliates or any of such entities’ directors, executive officers or employees provided that this provision shall not restrict the Executive’s ability to review other employees’ performance while he is employed by the Employer, to provide information in connection with any internal investigation by the Board, the Employer or its internal auditors, or to respond to inquiries from governmental entities. The Employer shall refrain, and shall use its reasonable efforts to cause its directors and officers to refrain, both during the Executive’s employment and thereafter, from making publicly any disparaging oral or written statements about the Executive, provided that this sentence shall not restrict the ability of the Board, the Employer or its employees or internal auditors to conduct reviews of the Executive’s performance, to provide information in connection with any internal investigation or to respond to inquiries for references or from governmental entities.

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Section 4. Term.
     Unless sooner terminated pursuant to other provisions hereof, the Employer agrees to employ the Executive under this Agreement for the period beginning on the first day that the Executive actually commences his employment with the Employer (the “Commencement Date”) which shall occur on or prior to October 16, 2006 and ending on the third anniversary of the Commencement Date; provided, however, that beginning on the day prior to the third anniversary of the Commencement Date, the term of employment under this Agreement shall be extended automatically on such date and on the day prior to each subsequent anniversary date of the Commencement Date (each an “Annual Renewal Date”) for an additional one-year period; and provided, further, however, that if, at any time 60 days prior to any such Annual Renewal Date, either party shall give written notice to the other that no such automatic extension shall occur, then this Agreement shall not be extended or further extended. Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in Section 6(g) hereof) during the term of this Agreement, including any extensions thereof, this Agreement shall automatically be extended until the end of the Effective Period (as defined in Section 6(d) hereof).
Section 5. Termination of Employment.
          (a) Employer’s Right to Terminate. Notwithstanding the provisions of Section 4, the Employer shall have the right to terminate the Executive’s employment:
          (i) upon the Executive’s death;
          (ii) upon the Executive becoming incapacitated by accident, sickness or other circumstances which renders him mentally or physically incapable of performing the duties and services required of him hereunder with reasonable accommodation on a full-time basis for a period of at least 120 days during any 180 day period;
          (iii) for “Cause,” which for purposes of this Agreement shall mean the Executive (A) has engaged in gross negligence or willful misconduct which causes or could reasonably be expected to be materially injurious to the Employer or any of its affiliates, (B) has willfully refused without proper legal reason to perform the duties and responsibilities assigned to him by the Board (other than as a result of Disability) and such refusal continues for 5 business days after written demand to the Executive for performance (specifying the manner in which the Executive has willfully failed to perform) from the Employer, (C) has materially breached any provision of this Agreement or any corporate policy, including substance abuse policies, ethics policies or any code of conduct maintained and established by the Employer in writing that is applicable to the Employer’s executives and such breach is incapable of being cured or remains uncured by the Executive for 5 business days after written notice to the Executive of the breach, (D) has willfully engaged in conduct that he knows or should have known is materially injurious to the Employer or any of its affiliates, including fraud or misappropriation, or (E) has been convicted of a misdemeanor involving moral turpitude (which shall not in any event include any offense involving operation of a motor vehicle) or a felony; provided that no act or failure to act by the Executive shall be considered “willful” unless done or omitted to be done by him without a reasonable belief

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that his action or omission was in or not opposed to the best interest of the Employer; and provided, further that the Executive shall not be deemed to have been terminated for Cause pursuant to clauses (A) through (D) of this Section 5(a)(iii) unless and until there shall have been a duly adopted resolution by a vote of a majority of the entire Board (for purposes of determining the number of directors that constitute a majority of the entire Board, the term “entire Board” shall mean the number of directors then serving on the Board excluding the Executive and any directors who do not participate in the meeting or abstain from voting, in either case due to a conflict of interest) at a meeting of the Board called and held (after 5 business days notice to the Executive) at which the Executive and his counsel are provided an opportunity to be heard before the Board a resolution that termination for Cause is warranted; or
          (iv) for any other reason whatsoever in the sole discretion of the Board at any time after the expiration of 90 days following the Commencement Date.
          (b) Executive’s Right to Terminate. Notwithstanding the provisions of Section 4, the Executive shall have the right to terminate his employment:
          (i) upon a material breach by the Employer of any of its compensation obligations under this Agreement which, if correctable, remains uncorrected for 30 days following receipt by the Board of written notice of such breach from the Executive specifying the claimed breach;
          (ii) upon a reduction in the Executive’s title, a material change in Executive’s reporting responsibilities or duties, or a material diminution in the nature or scope of the Executive’s position or authority, in each case from that set forth in Section 1(a) of this Agreement, which in any case remains uncorrected for 30 days following receipt by the Board of written notice of such reduction, change or diminution from the Executive specifying the claimed reduction, change or diminution;
          (iii) upon a breach of Section 3 of that certain agreement dated September 18, 2006 between the Employer and William J. Doré (the “Consulting Agreement”) by the consultant there under which occurs prior to June 1, 2007 and remains uncorrected either by action of the consultant there under or by the Board for 30 days following receipt by the Board of written notice from the Executive of his intention to terminate his employment pursuant to this Section 5(b)(iii); or
          (iv) for any other reason whatsoever, in the sole discretion of the Executive.
          (c) Notice of Termination. If the Employer or the Executive desires to terminate the Executive’s employment hereunder at any time prior to expiration of the term of employment provided in Section 4, it or he shall do so by giving written notice to the other party that it or he has elected to terminate the Executive’s employment hereunder and stating the Date of Termination (as defined herein) and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder, including the provisions of Section 3 and 11 hereof. If such notice is being provided by the Employer it shall

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also state that the Executive is required to return all property of the Employer and its affiliates in the Executive’s possession or control and to whom or where such property is to be delivered. Such notice shall also, to the extent material to any right or obligation hereunder, constitute notice under Section 4 of the discontinuance of any further automatic extensions of the term of this Agreement.
          (d) Date of Termination. As used in this Agreement, “Date of Termination” means:
          (i) if the Executive’s employment with the Employer is terminated by the Employer for Disability, the tenth day after Notice of Termination is received by the Executive or any later date specified therein, provided that prior to such tenth day the Executive shall not have returned to full-time performance of the Executive’s duties;
          (ii) if the Executive’s employment with the Employer is terminated as a result of the Executive’s death, the date of the Executive’s death;
          (iii) if the Executive’s employment with the Employer is terminated by the Employer for Cause or for reasons other than the Executive’s death or disability, the date specified in the Notice of Termination, provided that the Employer may, in its discretion, provide a conditional Notice of Termination which conditions the Executive’s continued employment upon such considerations or requirements as may be reasonable under the circumstances and place a reasonable limitation upon the time within which the Executive will comply with such considerations or requirements;
          (iv) if the Executive’s employment with the Employer is terminated by the Executive for any reason other than the Executive’s death, the thirtieth day after the date of receipt by the Employer of the Notice of Termination unless the Employer agrees to a shorter period; or
          (v) if the Executive’s employment with the Employer is terminated upon expiration of the term provided in Section 4 hereof (including the expiration of any automatically extended term), the date of such expiration.
Section 6. Effect of Termination.
          (a) By Expiration. If the Executive’s employment hereunder shall terminate upon expiration of the term provided in Section 4 hereof (including the expiration of any automatically extended term), then all obligations of the Employer and the Executive under Sections 1 and 2 will terminate contemporaneously with termination of his employment, and the Employer will pay or provide to the Executive only (i) the Executive’s Base Salary through the Date of Termination; (ii) any incentive compensation due the Executive if, under the terms of the relevant incentive compensation arrangement, such incentive compensation was due and payable to the Executive on or before the Date of Termination; (iii) those benefits that are provided by retirement and benefit plans and programs adopted and approved by the Employer for the Executive that are earned and vested by the Date of Termination; (iv) any rights the Executive or his heirs, survivors, beneficiaries or administrators may have under any grants of options to purchase the Employer’s Common Stock or under any awards of restricted stock or other equity-

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based awards; and (v) medical and similar employee welfare benefits the continuation of which is required by applicable law or as provided by the applicable benefit plan (together, the benefits and payments described in clause (i) through (v) are herein referred to as the “Earned Benefits”). If the election to not extend the term of this Agreement is made by the Employer other than for reasons set forth in Section 5(a)(i), (ii) or (iii), then after the Date of Termination the Employer shall also pay or provide to the Executive (A) an aggregate amount equal to two times (x) the Executive’s Base Salary at the annual rate in effect immediately before the Date of Termination plus (y) the Executive’s annual cash bonus at the target performance level for the year in which the Date of Termination occurs (such amount in this clause (A) to be paid in twenty-four equal installments, each installment to be paid on or before the fifteenth day of each calendar month beginning with the first calendar month after the Date of Termination), (B) each option to acquire Common Stock held by the Executive immediately prior to the Date of Termination that would vest solely due to the passage of time within 365 days after such date as well as the Initial Option Grant shall become fully exercisable as of the Date of Termination in each case regardless of whether the time-vesting conditions set forth in the relevant stock option agreement have been satisfied and each such option and all other options that by their terms become exercisable during the 365 days after the Date of Termination shall remain exercisable until the later of the first anniversary of the Date of Termination and the date such option would otherwise cease to be exercisable, and (C) all forfeiture restrictions on any restricted Common Stock held by the Executive immediately prior to the Date of Termination that would lapse based solely on the passage of time within 365 days after such Date of Termination as well as on the Time Based Stock Grant and the Performance Based Stock Grant shall lapse as of the Date of Termination and such shares shall be freely transferable (subject to applicable securities laws), in each case regardless of whether the time based conditions set forth in the relevant restricted stock agreements have been satisfied.
          (b) By the Employer. If the Executive’s employment hereunder is terminated by the Employer pursuant to Section 5(a)(i), (ii) or (iii), then all obligations of the Employer and the Executive under Sections 1 and 2 will terminate as of the Date of Termination, and the Employer will pay or provide to the Executive only the Earned Benefits. If the Executive’s employment hereunder is terminated by the Employer other than pursuant to Section 5(a)(i), (ii) or (iii), then the obligations of the Employer and the Executive under Sections 1 and 2 will terminate as of the Date of Termination, and the Employer will pay or provide to the Executive only the following:
          (i) the Earned Benefits;
          (ii) an aggregate amount (the “Severance Payment”) equal to (A) the greater of (x) two and (y) the number of full or partial calendar months remaining in the term of this Agreement as of the Date of Termination divided by twelve, multiplied by (B) the Executive’s Base Salary at the annual rate in effect immediately before the Date of Termination plus the Executive’s annual cash bonus at the target performance level for the year in which the Date of Termination occurs; such Severance Payment will be paid to the Executive in twenty-four equal installments, each installment to be paid on or before the fifteenth day of each calendar month during the two-year period following the Date of Termination;

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          (iii) if immediately prior to the Date of Termination the Executive (and, if applicable, his spouse or dependents) was covered under the Employer’s group health plan in effect at such time, and provided that the Executive has timely elected under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) to continue the medical benefits under such plan, reimbursement monthly of (x) the amount of the COBRA premium paid by the Executive less (y) the monthly cost or expense payable by the Executive for medical benefits immediately prior to the Date of Termination and the Employer further agrees to continue the Executive’s and his covered dependent’s (if applicable) eligibility for medical benefits under the Employer’s group health plan as in effect from time to time after the COBRA coverage expires and until the second anniversary of the Date of Termination provided that the Executive continues to pay to the Employer monthly the amount specified in clause (y); and
          (iv) (A) each option to acquire Common Stock held by the Executive immediately prior to the Date of Termination that would vest solely due to the passage of time within 365 days after such date as well as the Initial Option Grant shall become fully exercisable as of the Date of Termination in each case regardless of whether the time-vesting conditions set forth in the relevant stock option agreement have been satisfied and each such option and all other options that by their terms become exercisable during the 365 days after the Date of Termination shall remain exercisable until the later of the first anniversary of the Date of Termination and the date such option would otherwise cease to be exercisable, and (B) all forfeiture restrictions on any restricted Common Stock held by the Executive immediately prior to the Date of Termination that would lapse based solely on the passage of time within 365 days after such Date of Termination as well as on the Time Based Stock Grant and the Performance Based Stock Grant shall lapse as of the Date of Termination and such shares shall be freely transferable (subject to applicable securities laws), in each case regardless of whether the time based conditions set forth in the relevant restricted stock agreements have been satisfied.
All benefits and payments under clause (iii) hereof shall cease if and to the extent that the Executive becomes eligible to receive medical benefits from a subsequent employer (and any such eligibility shall be promptly reported by the Executive to the Employer). As a condition to making the payments and providing the benefits specified in this Section 6(b), the Executive will execute a release reasonably satisfactory to the Employer of all claims the Executive may have against the Employer at the time of the Executive’s termination and shall be and remain in compliance with the provisions of Section 3 and 11 hereof.
          (c) By the Executive. If the Executive’s employment hereunder with the Employer is terminated by the Executive pursuant to Section 5(b)(i), (ii) or (iii) within 45 days of the event which provides the Executive with a termination right under such provisions, then all obligations of the Employer and the Executive under Sections 1 and 2 will terminate as of the Date of Termination, and the Employer will pay or provide to the Executive the payments and benefits described in clause (i) through (iv) of the second sentence of Section 6(b). If the Executive’s employment hereunder with the Employer is terminated by the Executive for any reason other than as described in Section 5(b)(i), (ii) or (iii), then all obligations of the Employer and the Executive under Sections 1 and 2 will terminate as of the Date of Termination and the Employer will pay or provide to the Executive only the Earned Benefits. All benefits and

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payments required to be paid or provided under this Section 6(c) of the type described in Section 6(b)(iii) shall cease if and to the extent that the Executive becomes eligible to receive medical benefits from a subsequent employer (and any such eligibility shall be promptly reported by the Executive to the Employer). As a condition to making the payments and providing the benefits specified in this Section 6(c), the Executive will execute a release reasonably satisfactory to the Employer of all claims the Executive may have against the Employer at the time of the Executive’s termination and shall be and remain in compliance with the provisions of Section 3 and 11 hereof.
     (d) After Change in Control. (i) If a Change in Control (as defined in Section 6(g) hereof) shall have occurred prior to the third anniversary of the Commencement Date and the Executive’s employment with the Employer is terminated within two years after such Change in Control shall have occurred (the “Effective Period”) (x) by the Employer other than pursuant to Section 5(a)(i), (ii) or (iii), or (y) by the Executive for Good Reason (as defined in Section 6(g)) hereof, then the obligations of the Employer and the Executive under Sections 1 and 2 will terminate as of the Date of Termination, neither Section 6(b) or (c) above will apply, and the Employer will pay or provide to the Executive only the following:
     (A) as soon as practicable, but in no event later than the fifth business day after the Date of Termination with respect to any cash payments, the Earned Benefits (excluding any incentive compensation provided for in clause (ii) of the definition of Earned Benefits), plus an amount equal to the highest annual cash bonus received for any one of the three fiscal years immediately prior to the fiscal year which includes the Date of Termination multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year to and including the Date of Termination and the denominator of which is 365; and
     (B) as soon as practicable, but in no event later than the fifth business day after the Date of Termination, a lump sum cash payment equal to 2.99 times the greater of,
     (1) the highest combined Base Salary and annual cash bonus paid to the Executive in any one of the five fiscal years preceding the year in which the Date of Termination occurs, and
     (2) the Executive’s “annualized includable compensation for the base period” as defined in Section 280G(d)(1) of the Internal Revenue Code of 1996, as amended (the “Code”); and
     (C) (1) each option to acquire Common Stock held by the Executive immediately prior to the Date of Termination that would vest solely due to the passage of time within 365 days after such date as well as the Initial Option Grant shall become fully exercisable as of the Date of Termination in each case regardless of whether the time-vesting conditions set forth in the relevant stock option agreement have been satisfied and each such option and all other options that by their terms become exercisable during the 365 days after the Date of Termination shall remain exercisable until the later of the first anniversary of the

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Date of Termination and the date such option would otherwise cease to be exercisable, and (2) all forfeiture restrictions on any restricted Common Stock held by the Executive immediately prior to the Date of Termination that would lapse based solely on the passage of time within 365 days after such Date of Termination as well as on the Time Based Stock Grant and the Performance Based Stock Grant shall lapse as of the Date of Termination and such shares shall be freely transferable (subject to applicable securities laws), in each case regardless of whether the time based conditions set forth in the relevant restricted stock agreements have been satisfied; and
     (D) if immediately prior to the Date of Termination the Executive (and, if applicable, his spouse or dependents) was covered under the Employer’s group health plan in effect at such time, and provided that the Executive has timely elected under the COBRA to continue the medical benefits under such plan, reimbursement monthly of (x) the amount of the COBRA premium paid by the Executive less (y) the monthly cost or expense payable by the Executive for medical benefits immediately prior to the Date of Termination and the Employer further agrees to continue the Executive’s and his covered dependent’s (if applicable) eligibility for medical benefits under the Employer’s group health plan as in effect from time to time after the COBRA coverage expires and until the second anniversary of the Date of Termination provided that the Executive continues to pay to the Employer monthly the amount specified in clause (y).
          (ii) Notwithstanding anything to the contrary in this Section 6(d), in the event that the Employer has, prior to the Change in Control, modified, replaced or terminated the currently existing change in control agreements that are applicable to other senior executive officers of the Employer such that their cash based severance compensation is no longer calculated in a manner that is substantially similar to the provisions of Section 6(d)(B), then on the later of 18 months after the Commencement Date and six months after the change in control agreements for other senior executives have been modified, replaced or terminated, Section (d)(B) shall be deemed amended to match the cash based severance compensation provisions of such agreements provided that in no event shall the Executive receive under such amended Section 6(d)(B) of this Agreement as a result of this clause (ii) less than 2.99 times the sum of (1) the Executive’s Base Salary at the annual rate in effect immediately before the Date of Termination (but prior to giving effect to any reduction therein which precipitated such termination), plus (2) the Executive’s annual cash bonus at the target performance level for the year in which the Date of Termination occurs (unless a reduction in such bonus opportunity precipitated the termination in which event, the annual cash bonus at target performance level for the prior year), provided, further that if different agreements, plans or policies are applicable to different senior executives at the time of the deemed change in Section 6(d)(B), then the Executive shall have the benefit of the best of such agreements.
          (iii) If a Change in Control shall have occurred on or after the third anniversary of the Commencement Date and the Executive’s employment with the Employer is terminated thereafter, then the obligations of the Employer and the

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Executive under Sections 1 and 2 will terminate as of the Date of Termination, none of Section 6(b) or (c) or Section 6(d)(i) will apply, and the Employer will pay or provide to the Executive only the benefits and payments and the Executive shall have only the rights and obligations provided for under change of control, severance or similar agreements, plans or policies of the Employer in effect immediately prior to the Change in Control that are applicable to other senior executive officers of the Employer; provided, that if different agreements, plans or policies are applicable to different senior executives at the time of the Change in Control, then the Executive shall have all of the benefits and payments as well as the obligations provided under any one of such agreements, plans or policies, whichever one (in its entirety) the executive chooses, but not under more than one of such agreements, plans or policies, and when the Executive shall have elected which agreement, plan or policy shall apply, the other agreements, plans and policies shall not be applicable to the Executive.
          (iv) As a condition to making the payments and providing the benefits specified in this Section 6(d), the Executive will execute a release reasonably satisfactory to the Employer of all claims the Executive may have against the Employer at the time of the Executive’s termination and shall be and remain in compliance with the provisions of Sections 3 and 11 hereof. All benefits and payments under clause (D) of Section 6(d) hereof shall cease if and to the extent that the Executive becomes eligible to receive medical benefits from a subsequent employer (and any such eligibility shall be promptly reported by the Executive to the Employer).
     (e) Excise Taxes. (i) Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by the Employer to the Executive or for his benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would be subject to the excise tax imposed by Section 4999 of Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the “Excise Tax”), the Employer shall pay to the Executive an additional payment (a “Gross-up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments.
          (ii) All determinations required to be made under this Section 6(e), including whether an Excise Tax would otherwise be imposed and the assumptions to be utilized in arriving at such determination, shall be made by Independent Tax Counsel which shall provide detailed supporting calculations both to the Employer and the Executive within 15 days of the receipt of notice from the Executive that a Payment is due to be made, or such earlier time as is requested by the Employer. For purposes of this paragraph, “Independent Tax Counsel” will mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation, who will be selected by the Employer and will be reasonably acceptable to the Executive, and whose fees and disbursements will be paid

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by the Employer. Any determination by the Independent Tax Counsel shall be binding upon the Employer and the Executive.
          (iii) The Executive agrees to notify the Employer immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Employer to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Independent Tax Counsel) within twenty business days of the receipt of such claim but in any event at least ten business days before the due date of any response to contest such claim. The Employer agrees to notify the Executive in writing at least two business days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Employer decides to contest such claim, the Executive will cooperate fully with the Employer in such action; provided, however, the Employer shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Employer’s action. If, as a result of the Employer’s action with respect to a claim, the Executive receives a refund of any amount paid by the Employer with respect to such claim, the Executive will promptly upon receipt pay such refund to the Employer. If the Employer fails to timely notify the Executive whether it will contest such claim or the Employer determines not to contest such claim, then the Employer shall immediately pay to the Executive the portion of such claim, if any, which it has not previously paid to the Executive.
          (f) Delayed Payment and Benefits Requirement; Section 409A Compliance. Notwithstanding anything to the contrary in this Agreement, if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of his termination, any payment that constitutes nonqualified deferred compensation under Section 409A of the Code shall be delayed until the earlier to occur of (i) the Executive’s death or (ii) six months, or such earlier time as permitted under Section 409A of the Code, after the Executive has incurred a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code (such required period of delay, the “Delay Period”). The first payment of any amounts subjected to the Delay Period shall include payment for all amounts that would have been paid previously but for the Delay Period (the “Delayed Payments”), and shall include interest on the Delayed Payments calculated at the interest rate as announced by Internal Revenue Service, from time to time calculated based on a 365 day year and the actual number of days elapsed during the Delay Period. In the event of any benefit continuations that would otherwise be made available pursuant to this Agreement immediately upon separation of service but for the application of the Delay Period, the Executive may continue such benefits in accordance with the terms of the applicable plans during the Delay Period and then receive reimbursement from the Employer for the cost of such benefit continuations on the date that the Delay Period expires or as soon as reasonably practicable thereafter, provided that such reimbursement shall occur no later than the last day of the calendar year containing the day that the Delay Period Expires. Further, in the event that any provision of this Agreement would cause any compensation or benefits to the Executive to become subject to an additional tax under Section 409A of the Code, the Executive and the Employer shall amend this Agreement in a mutually agreeable manner intended to avoid

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the application of such tax to the extent possible and without adverse economic effect to the Executive and the Employer.
          (g) Certain Definitions. For purposes of this Agreement,
          (i) “Change in Control” shall mean the occurrence of any of the following after the Commencement Date:
          (A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) or any successor statute) (a “Covered Person”), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the then outstanding securities of the Employer entitled to vote generally in the election of directors other than (1) any acquisition by an underwriter or group of underwriters in connection with a public offering of securities of the Employer, (2) any acquisition by the Employer or any subsidiary of the Employer, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any entity controlled by the Employer, or (4) any acquisition pursuant to a transaction which complies with Section 6(g)(i)(C)(1) or (2); or
          (B) individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Employer’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other actual solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or
          (C) consummation of (x) a reorganization, merger, amalgamation, consolidation, or other form of business combination of the Employer, or (y) a sale, lease, or disposition of all or substantially all of the assets of the Employer to another person, entity or group (any of which, a “Business Combination”), in each case, unless, following such Business Combination either (1) the beneficial owners of the outstanding voting securities of the Employer immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the resulting entity entitled to vote generally in the election of directors or other governing persons, (including a corporation or other entity which as a result of such transaction owns the Employer or all or substantially all of the Employer’s assets either directly or

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through one or more subsidiaries) or (2) the persons who were directors of the Employer immediately prior to consummation of such Business Combination would constitute a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination; or
          (D) approval by the stockholders of the Employer of a complete liquidation or dissolution of the Employer; and
          (ii) “Good Reason” shall mean termination by the Executive of his employment with the Employer within 60 days of and in connection with or based upon any of the following which occur after a Change in Control: (A) a material diminution in the nature or scope of the Executive’s position or responsibilities from those applicable to the Executive immediately prior to the date on which a Change in Control occurs, (B) a permanent relocation of the Executive’s principal place of employment with the Employer from the city in which the Executive was serving immediately prior to the date on which a Change in Control occurs to a place which is more than 50 miles away from such location except that any relocation to the Houston, Texas metropolitan area shall not constitute such change or relocation for purposes of this definition, or (C) the provision of opportunities under benefits and compensation plans (including any bonus, incentive, retirement, supplemental executive retirement, savings, profit sharing, pension, performance, stock option, stock purchase, deferred compensation, life insurance, medical, dental, health, hospital, accident or disability plans) which provide to the Executive, in the aggregate, substantially less benefits and compensation opportunities than enjoyed by the Executive under the benefit and compensation plans in which the Executive was participating at the time of such Change in Control.
Section 7. Liquidated Damages.
     In light of the difficulties in estimating the damages for an early termination of this Agreement, the Employer and the Executive hereby agree that the payments, if any, to be received by the Executive pursuant to Section 6 shall be received by the Executive as liquidated damages. Payment of the amounts set forth in Section 6, if any, shall be in lieu of any severance benefit the Executive may be entitled to under any severance plan or policy of the Employer.
Section 8. Arbitration; Expenses of Enforcement.
     Except as otherwise specifically provided in this Agreement, the Employer and the Executive agree to submit exclusively to final and binding arbitration any and all disputes or disagreements relating to or concerning the interpretation, performance or subject matter of this Agreement in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) using a single arbitrator. The arbitration will take place in Houston, Texas. The Executive and the Employer agree that the decision of the arbitrator will be final and binding on both parties. Arbitration shall be commenced by either party filing a demand for arbitration with the AAA within 60 days after such dispute has arisen and either party notifies the other that they are at an impasse. Each party in such an arbitration proceeding shall be responsible for the costs and expenses incurred by such party in connection therewith (including attorneys’ fees) which shall not be subject to recovery from the other party

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in the arbitration except that any and all charges that may be made for the cost of the arbitration and the fees of the arbitrators which shall in all circumstances be paid by the Employer; provided, however that after a Change in Control and upon demand by the Executive made to the Employer, the Employer shall reimburse the Executive for the reasonable out-of-pocket expenses (including attorneys’ fees) incurred by the Executive after the Change in Control in enforcing or seeking to enforce the payment of any amount or other benefit to which the Executive shall have become entitled under this Agreement as a result of the termination of the Executive’s employment after the Change in Control regardless of the outcome of such enforcement effort. Any court having jurisdiction may enter a judgment upon the award rendered by the arbitrator. In the event of litigation to enforce an arbitration award in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable out-of-pocket costs and disbursements incurred by such party in connection therewith (including reasonable attorneys’ fees). Notwithstanding the provisions of this Section 8, the Employer may, if it so chooses, bring an action in any court of competent jurisdiction for injunctive relief to enforce the Executive’s obligations under Sections 3 or 11 hereof.
Section 9. Representations and Warranties by the Executive.
          (a) The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (ii) conflict with, result in the breach of any provisions of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound. The Executive further specifically represents and warrants that he is not subject to, nor will his execution and delivery of this Agreement or the performance of his duties hereunder violate, any agreement not to compete. The Executive represents and warrants that (i) he has not been convicted in any criminal proceeding, nor is he a named subject of any criminal proceeding or investigation, relating to any matter other than traffic violations or misdemeanors not involving moral turpitude and (ii) he has not been the subject of any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining, or otherwise limiting, him from any of the activities described in Item 401(f) of Regulation S-K under the United States securities laws.
          (b) The Executive represents and warrants that he will not utilize or divulge any proprietary materials or information from his previous employers in the performance of his duties hereunder and acknowledges that the Employer has prohibited the Executive from bringing any such materials on to the Employer’s premises.
          (c) The Executive acknowledges and represents that (i) he has had sufficient time and opportunity to have this Agreement reviewed by legal counsel of his choosing and to be advised by such counsel as to his rights and obligations hereunder, (ii) he has read and fully understands the terms of this Agreement and voluntarily accepts them, and (iii) he is not relying on any statements or representations of the Employer or any of its representatives regarding the tax effects or other legal implications of his execution of this Agreement or his receipt of payments or other benefits hereunder.

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          (d) The Executive represents and warrants that (i) he has obtained the appropriate documentation to allow him to assume the duties required by this Agreement including the requirement that he have his principal office in the Houston Texas metropolitan area, (ii) he has presented that documentation to the Employer, and (iii) the Employer may publicly announce his position of CEO with the Employer without impact on the Executive’s immigration status. The Executive covenants and agrees that he will (i) maintain the appropriate documentation and status under United States immigration laws to allow him to fulfill the duties required by this Agreement including the requirement that he have his principal office in the Houston Texas metropolitan area and (ii) diligently pursue any additional documentation or immigration status required by the immigration laws of the United States for him to fulfill his duties under this Agreement for the term of the Agreement and do so in a timely fashion. The Executive further covenants and agrees that he will immediately notify the Employer if at any time the Executive’s immigration status changes, he is unable to obtain any further required immigration status, or he receives any notice from the United States Government that calls into question the validity of his immigration status or his right to work in the United States.
          (e) Executive acknowledges that during the Executive’s employment hereunder, the Employer may maintain at its sole cost and for its sole benefit one or more policies of key man life insurance on the life of the Executive. The Executive shall (i) furnish any and all information reasonably requested by the Employer or the insurer to facilitate the issuance of the key man life insurance policy or policies or any adjustment to any such policy, and (ii) take such physical examinations as are required by any prospective insurer; provided that the Executive shall not be required to take a physical exam more frequently than one time in any twelve month period.
Section 10. Successors; Binding Agreement.
          (a) This Agreement is personal to the Executive and he may not assign or pledge any interest herein or delegate or assign any obligation hereunder without the Employer’s prior written consent. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, heirs, and beneficiaries.
          (b) This Agreement shall inure to the benefit of and be binding upon the Employer and its successors.
          (c) In the event of a Change in Control, any successor (whether direct or indirect, by purchase, merger, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, the “Employer” shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement as provided for in this Section 10(c) or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law or otherwise.

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Section 11. Non-Competition; Non-Solicitation.
          (a) In consideration of the Employer’s agreement to disclose and entrust to Executive the trade secrets, and proprietary and Confidential Information of the Employer and its affiliates, as well as the business opportunities of the Employer and its affiliates, the Employer and the Executive agree to the non-competition obligations hereunder. The Executive agrees that, effective as of the Commencement Date and for the Non-Competition Period, the Executive shall not, without the prior written consent of the Employer, directly or indirectly, for the Executive or others in any geographic area or market where the Employer or any of its affiliates are conducting any material business as of the Date of Termination or have during the twelve months previous to the Date of Termination conducted material business:
          (i) engage in, become an employee of, or own any interest in (whether as an owner, shareholder, joint venturer, partner or otherwise) (A) any person, entity or enterprise that engages, directly or indirectly, in any pipeline construction in shallow or intermediate water depths, diving services or derrick/salvage businesses similar to or competitive with the business conducted by the Employer or its affiliates or any other business that the Employer or its affiliates has or intends to compete (“Competitive Business”) or (B) J. Ray McDermott S.A., Helix Energy Solutions Group, Inc. (formerly Cal Dive International, Inc.), Horizon Offshore, Inc., Offshore Specialties Fabricators, Inc, and Wilbros Group, and any successor to any material portion of their offshore construction business (the “Named Competitors”), or
          (ii) render advice or services to, consult with, or otherwise assist any Competitive Business or any of the Named Competitors;
provided, however, that nothing herein shall prohibit the Executive from (x) holding or making passive investments in entities or enterprises whose securities are traded in a generally recognized market provided that the Executive’s interest, together with those of his affiliates and family members does not exceed 1% of the outstanding shares or interests in such entity or enterprise or (y) becoming an employee of any entity (other than a Named Competitor) that owns or controls a Competitive Business so long as (1) such competitive operations constitute less than 50% of the revenues of such entity and (2) the Executive does not work directly in, or have direct supervision of, the Competitive Business, provided that nothing in this clause (2) shall prevent the Executive from serving as the Chief Executive Officer, President or Chief Operating Officer of any entity described in clause (1) above. In connection with his ownership in, employment by or retention in any role with, any person, entity or enterprise during the Non-Competition Period, the Executive agrees to provide written notice of his covenants and obligations contained in this Section 11 and in Section 3 (as well as a copy of such provisions) to such person, entity or enterprise and to provide notice to the Employer of his compliance with this requirement.
These non-competition obligations shall apply during the period that the Executive is employed by the Employer and extend for 24 months after the Date of Termination (the “Non-Competition Period”). The Non-Competition Period shall be extended by the duration of any violation of provisions of this Section 11.

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          (b) In addition to the restrictions set forth in Section 11(a), the Executive agrees that, during the Non-Competition Period, the Executive will not, to the extent not otherwise publicly known, either directly or indirectly, (i) make known to any Competitive Business or any Named Competitor the names and addresses of, or any other information pertaining to, any of the suppliers or customers of the Employer or any of its affiliates, or any potential customers of the Employer or any of its affiliates upon whom the Employer or any of its affiliates has called in the preceding 12 months, (ii) call on or solicit, or assist others in calling on or soliciting, any of the suppliers or customers of the Employer or any of its affiliates, for the purpose of taking away or attempting to take away business from the Employer, whether for the Executive or for any other person, entity or enterprise or (iii) on his own account or for any other person, entity or enterprise solicit any employee of the Employer or any of its affiliates to leave such employment or assist any other person, corporation, entity or enterprise in such solicitation by providing information with respect to any employee including the skills, knowledge, experience or compensation of employees of the Employer or any of its affiliates except that clause (iii) shall not prohibit the hiring of any such employee (A) who responds to any public advertising for employment without any other direct or indirect solicitation or (B) whose employment by the Employer or its affiliates has been terminated prior to the commencement of discussions with such employee.
          (c) The Executive understands that the restrictions set forth in this Section 11 may limit the Executive’s ability to engage in certain businesses in certain geographic areas or markets during the period provided for above, but acknowledges that the Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction.
          (d) Whenever possible, each provision of the covenant not to compete shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this covenant not to compete shall be prohibited by or invalid under applicable law in any particular jurisdiction whether it be a municipality, county, parish, state or country, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without invalidating the remaining provisions of this covenant not to compete. If any provision of this covenant not to compete shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable in any particular jurisdiction whether it be a municipality, county, parish, state or country, such judgment shall not affect, impair or invalidate the remainder of this covenant not to compete but shall be confined in its operation to the particular jurisdiction and to the particular provision of this covenant not to compete directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this covenant not to compete should ever be deemed to exceed the time or geographic limitations permitted by applicable laws in any particular jurisdiction whether it be a municipality, county, parish, state or country, then such provision shall be reformed for purposes of such particular jurisdiction to the maximum time or geographic limitations permitted by applicable law.
Section 12. Miscellaneous.
          (a) Notices. All notices and other communications required or permitted hereunder will be in writing and will be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of

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receipt) or by email, provided that a copy is mailed by registered mail, return receipt requested, or (iii) two business days after being sent by a nationally recognized overnight delivery service (return receipt requested), in each case to the appropriate addresses, facsimile numbers or email addresses set forth below (or to such other addresses, facsimile numbers or email addresses as a party may designate by notice to the other party):
If to the Employer, to:
Board of Directors
Global Industries, Ltd.
11490 Westheimer – Suite 400
Houston, Texas 77077
Attention: General Counsel
Fax No. 1.281.529.7747
Email: russr@globalind.com
If to the Executive, to:
B.K. Chin
13607 Starlight Harbor
Houston, Texas 77077
Email: bkchin@swbell.net
          (b) Entire Agreement; Modification. This Agreement (including the exhibits attached hereto and the forms of award agreements and plans and policies referenced in Section 2) supersedes, replaces and merges all previous agreements, term sheets, and discussions relating to the same or similar subject matters between the Executive and the Employer and constitutes the entire agreement between the Executive and the Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, director or representative of the Employer or by any written agreement unless signed by a director or officer of the Employer who is expressly authorized by the Board to execute such document. In the event of any conflict between the terms of any exhibit hereto and this Agreement, this Agreement shall control.
          (c) Mitigation. Except as may be otherwise expressly stated in this Agreement, the Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of his employment by another person.
          (d) Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances should be determined to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. In addition, if any provision of this Agreement is held by an arbitration panel or a court of competent jurisdiction to be invalid, unenforceable, unreasonable, unduly restrictive or

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overly broad, the parties intend that such arbitration panel or court modify said provision to the extent necessary so as to render it valid, enforceable, reasonable and not unduly restrictive or overly broad.
          (e) Waiver. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.
          (f) Construction. The parties agree that no provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal counsel drafted such provision. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. All references in this Agreement to dollars or “$” mean lawful money of the Unites States.
          (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
          (h) Governing Law; Jurisdiction. The internal laws of the State of Texas without application of any conflicts of laws or principles will govern the interpretation, validity, enforcement and effect of this Agreement without regard to the place of execution or the place for performance thereof. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY DISPUTE OR LITIGATION WITH RESPECT TO THIS AGREEMENT. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12(a) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

23

          (i) Specific Performance. The Executive acknowledges that monetary damages would not be sufficient remedy for any breach of the covenants and provisions of Sections 3 and 11 by the Executive, and the Employer shall be entitled to enforce the provisions of Sections 3 and 11 by terminating any payments then owing to the Executive under this Agreement and by seeking specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Sections 3 or 11, but shall be in addition to all remedies available at law or in equity to the Employer, including the recovery of damages from the Executive and his agents involved in such breach, and remedies otherwise available to the Employer.
          (j) Deemed Resignation. Any termination of the Executive’s employment for whatever reason shall constitute a resignation of all of Executive’s positions as a director and officer of the Employer and of any affiliate of the Employer to the extent he is then serving in such capacity or holds such position. The Executive agrees upon the request of the Employer to promptly provide written confirmation of his resignation of all positions with the Employer and its affiliates.
[SIGNATURES ON FOLLOWING PAGE]

24

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement to be effective as of the Effective Date.

EMPLOYER:

GLOBAL INDUSTRIES, LTD.

By:	/s/ William J. Doré
William J. Doré
Chairman of the Board and
Chief Executive Officer

By:	/s/ Edgar G. Hotard
Edgar G. Hotard
Chairman
Nominating and Governance Committee
of the Board of Directors

EXECUTIVE:
/s/ B. K. Chin

B. K. Chin

25

Exhibit A
GLOBAL INDUSTRIES, LTD.
INCENTIVE STOCK OPTION AGREEMENT
     AGREEMENT made as of                     , 2006 [to be the Commencement Date] (the “Date of Grant”) between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Company”) and                     (“Employee”).
     To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 2005 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of 100,000 shares of Common Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee’s lifetime.
     2. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be ___ per share [equal to fair market value on date of grant], which has been determined to be not less than the fair market value of the Common Stock at the Date of Grant of this Option. For all purposes of this Agreement, fair market value of Common Stock shall be determined in accordance with the provisions of the Plan.
     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Human Resources Department, Stock Plan Administrator (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than the aggregate number of shares vested to the date of such exercise, in accordance with the following schedule:

Number of Shares
Vesting Date	That May Be Purchased
_________, 2007	33,333
_________, 2008	33,333
_________, 2009	33,334
     This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:
     A. If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), then this Option may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but such exercise shall be permitted only as to the
Exhibit A-1

number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee’s employment so terminates.
     B. If Employee dies while in the employ of the Company, then this Option may be exercised by Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, at any time during the period of one year following the date of Employee’s death, but such exercise shall be permitted only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee’s employment so terminates.
     C. If Employee’s employment with the Company is terminated (A) by the Company for any reason other than as specified in Section 5(a)(i), (ii) or (iii) of that certain Employment Agreement effective as of September 18, 2006 between the Company and the Employee (the “Employment Agreement”) or (B) by Employee (x) for any reason described in Section 5(b)(i), (ii) or (iii) of the Employment Agreement or (y) for “good reason” (as defined in the Employment Agreement) in the case of this clause (y) within two years of a “Change of Control” (as defined in the Employment Agreement), then in each case this Option shall be fully vested and may be exercised by Employee at any time until the first anniversary of such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during such one year period if Employee dies during such period.
This Option shall not be exercisable in any event after the expiration of ten years from the Date of Grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, provided that such shares must have been held by Employee for such minimum period of time as may be established from time to time by the Committee or (c) any combination of cash or Common Stock. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
     4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Employee for income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or, with the consent of the Administrator, shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee (including out of any cash or shares of Common Stock distributable to Employee upon such exercise) any tax required to be withheld by reason of such resulting compensation income or wages.
     5. Status of Common Stock. The Company has registered or intends to register for issuance under the Securities Act of 1933, as amended (the “Act”) the shares of Common Stock acquirable upon exercise of this option, and intends to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this
Exhibit A-2

Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable best efforts to insure that no delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
     Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws. Employee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Administrator of the Plan deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the Common Stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.
     6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or any parent or subsidiary of the Company, or a corporation, partnership or other entity or a parent or subsidiary of such corporation, partnership or other entity assuming or substituting its securities for the Common Stock, or that is otherwise a successor to the Company. Nothing in the adoption of the Plan, nor the award of the Option thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     9. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and together with the Employment Agreement constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement (i.e., this Option). This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the provisions of Section 409A of the Code apply to this Agreement and that the terms of this Agreement do not, in whole or in part, satisfy the requirements of such section, then the Committee, in its sole discretion, may
Exhibit A-3

unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     10. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be deemed effectively delivered if hand delivered to Employee at its principal place of employment or if sent by registered or certified mail, return receipt requested, postage paid, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     11. Interpretation. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement that are not defined in the body of this Agreement shall have the meanings attributed to such terms under the Plan.
     12. Acknowledgements Regarding Section 409A and Section 422 of the Code. Employee understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the Date of Grant of this Option, then Employee may incur adverse tax consequences under section 409A and Section 422 of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the Date of Grant of this Option, (b) Employee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year written below.

GLOBAL INDUSTRIES, LTD.

BY:

	[Name and title of Executive		[Name]
Officer signing for the Company]

Date:		Date:

Exhibit A-4

Exhibit B
GLOBAL INDUSTRIES, LTD.
RESTRICTED STOCK AGREEMENT
[Time Based]
     AGREEMENT made as of ___, 2006 [to be the Commencement Date] between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Company”), and                      (“Employee”).
     To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 2005 STOCK INCENTIVE PLAN (the “Plan”) and in consideration of services performed by the Employee and the mutual agreements and other matters set forth herein and in the Plan, the Company and the Employee hereby agree as follows:
     1. Issuance of Common Stock. The Company, pursuant to the Plan, has granted to Employee 100,000 shares of the common stock, $.01 par value per share, of the Company (“Common Stock”) as of the date of this Agreement set out above (the “Date of Grant”). The shares of Common Stock so granted under this Agreement and the Plan shall be issued in Employee’s name and subject to all the terms, conditions and restrictions set forth in the Plan and this Agreement.
     2. Forfeiture Restrictions. The shares of Common Stock issued to Employee pursuant to this Agreement shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (to the extent then subject to the Forfeiture Restrictions), and in the event of the termination of Employee’s employment with the Company for any reason, Employee shall, for no consideration, forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The prohibition against transfer and the obligation to forfeit and surrender shares to the Company are herein referred to as the “Forfeiture Restrictions,” and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as “Restricted Shares.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares. The Forfeiture Restrictions shall lapse as to the shares of Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company from the Date of Grant through the lapse date:

Number of Shares As
Lapse	To Which Forfeiture
Date	Restrictions Lapse
___, 2007	33,333
___, 2008	33,333
___, 2009	33,334
Notwithstanding the foregoing, the Forfeiture Restrictions on all Restricted Shares shall lapse immediately (x) as of the date of termination if Employee’s employment with the Company is terminated by Employee pursuant to Section 5(b)(i), (ii) or (iii) of that certain Employment Agreement between Employee and the Company dated September 18, 2006 (the “Employment Agreement”) or is terminated by the Company other than pursuant to Section 5(a)(i), (ii) or (iii) of the Employment Agreement and (y) as of the date of termination of Employee’s employment with the Company if Employee’s employment is terminated by the Employee for “good reason” (as defined in the Employment Agreement) within two years after the occurrence of a “change in control” (as defined in the Employment Agreement) that occurs after the date hereof provided that Employee has been continuously employed by the Company from the date of this Agreement to the date of such change in control. The Restricted Shares shall be held in suspense during any period during which Employee is on
Exhibit B-1

an authorized leave of absence from the Company. Upon Employee’s return to employment with the Company following the termination of such leave of absence, Employee may continue to vest in such Restricted Shares in accordance with the provisions set forth herein and in the Plan, provided that the period during which Employee was on an authorized leave of absence shall not be counted and the lapse dates set forth above shall be extended by the period of Employee’s leave of absence.
     3. Corporate Acts; Shares Received in Reorganization or Stock Split. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibition against the transfer of the Restricted Shares shall not apply to the transfer or exchange of Restricted Shares pursuant to a plan of reorganization of the Company, but the Common Stock or securities or property received in exchange therefor, and any Common Stock received as a result of a Common Stock split or Common Stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions and the provisions governing the lapse of such Forfeiture Restrictions applicable to the original Restricted Shares. Each transfer agent for the Common Stock may be instructed not to transfer shares granted hereunder except in accordance with the terms hereof.
     4. Community Interest of Spouse. The community interest, if any, of any spouse of Employee in any of the Restricted Shares shall be subject to all other terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee’s interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement or the Plan.
     5. Withholding of Tax. To the extent that the receipt of the Common Stock or the lapse of any Forfeiture Restrictions results in compensation income or wages to Employee for income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. Employee may elect with respect to this Agreement to surrender or authorize the Company to withhold shares of stock of the Company (valued at their fair market value on the date of surrender or withholding of such shares) to satisfy any tax required to be withheld by reason of compensation income resulting under this Agreement. An election pursuant to the preceding sentence shall be referred to herein as a “Stock Withholding Election.” All Stock Withholding Elections shall be made by written notice to the Company at its principal executive office addressed to the attention of the Human Resources Department, Stock Plan Administrator. If Employee is not a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Person”), Employee may revoke such election by delivering to the Human Resources Department, Stock Plan Administrator written notice of such revocation prior to the date such election is implemented through actual surrender or withholding of shares of stock of the Company (the “Withholding Date”). If Employee is a Section 16 Person, the Stock Withholding Election must:
     (i) be irrevocable and made six months prior to the Withholding Date, or
     (ii) (a) be approved by the Committee, either before or after such election is made, (b) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, and (c) be made more than six months after the effective date of this Agreement.
Exhibit B-2

     If Employee fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, if Employee is not a Section 16 Person, stock remuneration, including withholding any Restricted Shares distributable to Employee under this Agreement) then or thereafter payable to Employee any tax required to be withheld by reason of compensation income resulting under this Agreement or the disposition of Common Stock acquired under this Agreement.
     6. Tax Election. If Employee makes the election authorized by section 83(b) of the Internal Revenue Code of 1986, Employee shall submit to the Company a copy of the statement filed by Employee to make such election.
     7. Certificates; Stock Power and Retention of Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions). Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. Each certificate representing Restricted Shares shall be conspicuously endorsed as follows:
The sale, assignment, pledge or other transfer of the shares of Common Stock evidenced by this certificate is prohibited by the terms and conditions of a Restricted Stock Agreement, a copy of which is attached hereto and incorporated herein, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.
The Company may require Employee to execute and deliver to the Company a stock power in blank with respect to the Restricted Shares and may, in its sole discretion, determine to retain, directly or through a depositary designated by the Company, possession of the certificates for shares with respect to which the Forfeiture Restrictions have not lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to shares pursuant to the provisions of Paragraph 2 as a result of a termination of Employee’s employment with the Company. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Employee is a party) in the name of Employee in exchange for the certificate evidencing the Restricted Shares. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Employee’s benefit at a brokerage/financial institution selected by the Company. Employee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Employee’s behalf. In addition, Employee agrees (i) that the certificates representing the shares of Common Stock received pursuant to this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may instruct its transfer agent, if any, to stop transfer of the Restricted Shares received pursuant to this Agreement, and (iii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law.
Exhibit B-3

     8. Government Regulation. Employee agrees that the shares of Common Stock that he/she received pursuant to this Agreement shall not be sold, assigned, pledged, exchanged or hypothecated, encumbered or disposed of in the absence of an effective registration statement for issuance of the shares under the Securities Act of 1933, as amended (the “Act”) or an applicable exemption form the registration requirements of the Act. Employee agrees that the shares of Common Stock which he receives pursuant to the Agreement will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     10. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, or a Subsidiary of the Company, or a corporation, partnership or other entity or a subsidiary of such corporation, partnership or other entity assuming or substituting its securities for the Common Stock or that is otherwise a successor to the Company. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any questions as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     12. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and together with the Employment Agreement constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement (i.e., this restricted share grant). This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the provisions of Section 409A of the Code apply to this Agreement and that the terms of this Agreement do not, in whole or in part, satisfy the requirements of such section, then the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     13. Restriction on Transfer. Any attempted transfer or disposition of Restricted Shares in any manner that violates the Forfeiture Restrictions prior to their lapse or any other provisions of this Agreement or the Plan shall be void. The Company shall not be required (i) to transfer on its books any Restricted Shares purported to be transferred in violation of this Agreement or the Plan or (ii) to treat as the owner of such Restricted Shares, to accord the right to vote such Restricted Shares or to pay any dividends or distributions in respect of such Restricted Shares to any transferee to whom such Restricted Shares have been transferred in violation of this Agreement or the Plan.
Exhibit B-4

     14. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be deemed effectively delivered if hand delivered to Employee at its principal place of employment or if sent by registered or certified mail, return receipt requested, postage paid, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     15. Interpretation. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement that are not defined in the body of this Agreement shall have the meanings attributed to such terms under the Plan.
     16. Acknowledgements Regarding Section 409A and Section 422 of the Code. Employee understands that under certain circumstances changes to this Agreement or the terms of the grant of Restricted Shares Employee may incur adverse tax consequences under Section 409A and Section 422 of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any written or oral statement or representation of the by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and sale of the Restricted Shares, and (b) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and sale of the Restricted Shares.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year written below.

GLOBAL INDUSTRIES, LTD.

BY:

	[Name and title of Executive		[Name]
Officer signing for the Company]

Date:		Date:

Exhibit B-5

Exhibit C
GLOBAL INDUSTRIES, LTD.
RESTRICTED STOCK AGREEMENT
[Performance Based]
     AGREEMENT made as of ___, 2006 [to be the Commencement Date] between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Company”), and                      (“Employee”).
     To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 2005 STOCK INCENTIVE PLAN (the “Plan”) and in consideration of services performed by the Employee and the mutual agreements and other matters set forth herein and in the Plan, the Company and the Employee hereby agree as follows:
     1. Issuance of Common Stock. The Company, pursuant to the Plan, has granted to Employee 20,000 shares of the common stock, $.01 par value per share, of the Company (“Common Stock”) as of the date of this Agreement set out above (the “Date of Grant”). The shares of Common Stock so granted under this Agreement and the Plan shall be issued in Employee’s name and subject to all the terms, conditions and restrictions set forth in the Plan and this Agreement.
     2. Forfeiture Restrictions. The shares of Common Stock issued to Employee pursuant to this Agreement shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (to the extent then subject to the Forfeiture Restrictions), and in the event of the termination of Employee’s employment with the Company for any reason, Employee shall, for no consideration, forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. In addition, in the event that the number of Restricted Shares with respect to which the Forfeiture Restrictions lapse in accordance with the provisions below shall be less than the total number of Restricted Shares granted pursuant to this Agreement, Participant shall, for no consideration, forfeit and promptly surrender to the Company the number of Restricted Shares on which the Forfeiture Restrictions do not lapse. The prohibition against transfer and the obligation to forfeit and surrender shares to the Company are herein referred to as the “Forfeiture Restrictions,” and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as “Restricted Shares.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares. As soon as administratively practicable after ___, 2008 [second anniversary of grant], the Committee shall determine whether and to the extent to which the performance criteria set forth on Appendix A of this Agreement have been met. The Committee’s determinations pursuant to the preceding sentence shall be certified by the Committee in writing and delivered to the Secretary of the Company. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. At the time of such certification and based on the Committee’s determination, the number of Restricted Shares with respect to which the Forfeiture Restrictions lapse shall be equal (in each case rounded up to the nearest whole share) to (x) the Vesting Percentage (as defined in Appendix A) multiplied by (y) the number of Restricted Shares. The Vesting Percentage shall be determined in accordance with Appendix A hereto.
     Notwithstanding the foregoing, the Forfeiture Restrictions on all Restricted Shares shall lapse immediately (x) as of the date of termination if Employee’s employment with the Company is terminated by Employee pursuant to Section 5(b)(i), (ii) or (iii) of that certain Employment Agreement between Employee and the Company dated September 18, 2006 (the “Employment Agreement”) or is terminated by the Company other than pursuant to Section 5(a)(i), (ii) or (iii) of the Employment Agreement and (y) as of the date of termination of Employee’s employment with the Company if Employee’s employment is terminated by the Employee for “good reason” (as defined in the Employment
Exhibit C-1

Agreement) within two years after the occurrence of a “change in control” (as defined in the Employment Agreement) that occurs after the date hereof provided that Employee has been continuously employed by the Company from the date of this Agreement to the date of such change in control. The Restricted Shares shall be held in suspense during any period during which Employee is on an authorized leave of absence from the Company. Upon Employee’s return to employment with the Company following the termination of such leave of absence, Employee may continue to vest in such Restricted Shares in accordance with the provisions set forth herein and in the Plan, provided that the period during which Employee was on an authorized leave of absence shall not be counted and the lapse dates set forth above shall be extended by the period of Employee’s leave of absence.
     3. Corporate Acts; Shares Received in Reorganization or Stock Split. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibition against the transfer of the Restricted Shares shall not apply to the transfer or exchange of Restricted Shares pursuant to a plan of reorganization of the Company, but the Common Stock or securities or property received in exchange therefor, and any Common Stock received as a result of a Common Stock split or Common Stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions and the provisions governing the lapse of such Forfeiture Restrictions applicable to the original Restricted Shares. Each transfer agent for the Common Stock may be instructed not to transfer shares granted hereunder except in accordance with the terms hereof.
     4. Community Interest of Spouse. The community interest, if any, of any spouse of Employee in any of the Restricted Shares shall be subject to all other terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee’s interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement or the Plan.
     5. Withholding of Tax. To the extent that the receipt of the Common Stock or the lapse of any Forfeiture Restrictions results in compensation income or wages to Employee for income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. Employee may elect with respect to this Agreement to surrender or authorize the Company to withhold shares of stock of the Company (valued at their fair market value on the date of surrender or withholding of such shares) to satisfy any tax required to be withheld by reason of compensation income resulting under this Agreement. An election pursuant to the preceding sentence shall be referred to herein as a “Stock Withholding Election.” All Stock Withholding Elections shall be made by written notice to the Company at its principal executive office addressed to the attention of the Human Resources Department, Stock Plan Administrator. If Employee is not a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Person”), Employee may revoke such election by delivering to the Human Resources Department, Stock Plan Administrator written notice of such revocation prior to the date such election is implemented through actual surrender or withholding of shares of stock of the Company (the “Withholding Date”). If Employee is a Section 16 Person, the Stock Withholding Election must:
     (i) be irrevocable and made six months prior to the Withholding Date, or
Exhibit C-2

     (ii) (a) be approved by the Committee, either before or after such election is made, (b) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, and (c) be made more than six months after the effective date of this Agreement.
     If Employee fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, if Employee is not a Section 16 Person, stock remuneration, including withholding any Restricted Shares distributable to Employee under this Agreement) then or thereafter payable to Employee any tax required to be withheld by reason of compensation income resulting under this Agreement or the disposition of Common Stock acquired under this Agreement.
     6. Tax Election. If Employee makes the election authorized by section 83(b) of the Internal Revenue Code of 1986, Employee shall submit to the Company a copy of the statement filed by Employee to make such election.
     7. Certificates; Stock Power and Retention of Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, pursuant to which Employee shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions). Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. Each certificate representing Restricted Shares shall be conspicuously endorsed as follows:
The sale, assignment, pledge or other transfer of the shares of Common Stock evidenced by this certificate is prohibited by the terms and conditions of a Restricted Stock Agreement, a copy of which is attached hereto and incorporated herein, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.
The Company may require Employee to execute and deliver to the Company a stock power in blank with respect to the Restricted Shares and may, in its sole discretion, determine to retain, directly or through a depositary designated by the Company, possession of the certificates for shares with respect to which the Forfeiture Restrictions have not lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to shares pursuant to the provisions of Paragraph 2 as a result of a termination of Employee’s employment with the Company. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Employee is a party) in the name of Employee in exchange for the certificate evidencing the Restricted Shares. However, the Company, in its sole discretion, may elect to deliver the certificate either in certificate form or electronically to a brokerage account established for Employee’s benefit at a brokerage/financial institution selected by the Company. Employee agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Employee’s behalf. In addition, Employee agrees (i) that the certificates representing the shares of Common Stock received pursuant to this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may instruct its transfer agent, if any, to stop transfer of the

Exhibit C-3

Restricted Shares received pursuant to this Agreement, and (iii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law.
     8. Government Regulation. Employee agrees that the shares of Common Stock that he/she received pursuant to this Agreement shall not be sold, assigned, pledged, exchanged or hypothecated, encumbered or disposed of in the absence of an effective registration statement for issuance of the shares under the Securities Act of 1933, as amended (the “Act”) or an applicable exemption form the registration requirements of the Act. Employee agrees that the shares of Common Stock which he receives pursuant to the Agreement will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     10. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, or a Subsidiary of the Company, or a corporation, partnership or other entity or a subsidiary of such corporation, partnership or other entity assuming or substituting its securities for the Common Stock or that is otherwise a successor to the Company. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any questions as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     12. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and together with the Employment Agreement constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement (i.e., this restricted share grant). This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the provisions of Section 409A of the Code apply to this Agreement and that the terms of this Agreement do not, in whole or in part, satisfy the requirements of such section, then the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     13. Restriction on Transfer. Any attempted transfer or disposition of Restricted Shares in any manner that violates the Forfeiture Restrictions prior to their lapse or any other provisions of this Agreement or the Plan shall be void. The Company shall not be required (i) to transfer on its books any

Exhibit C-4

Restricted Shares purported to be transferred in violation of this Agreement or the Plan or (ii) to treat as the owner of such Restricted Shares, to accord the right to vote such Restricted Shares or to pay any dividends or distributions in respect of such Restricted Shares to any transferee to whom such Restricted Shares have been transferred in violation of this Agreement or the Plan.
     14. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be deemed effectively delivered if hand delivered to Employee at its principal place of employment or if sent by registered or certified mail, return receipt requested, postage paid, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     15. Interpretation. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement that are not defined in the body of this Agreement shall have the meanings attributed to such terms under the Plan.
     16. Acknowledgements Regarding Section 409A and Section 422 of the Code. Employee understands that under certain circumstances changes to this Agreement or the terms of the grant of Restricted Shares Employee may incur adverse tax consequences under Section 409A and Section 422 of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any written or oral statement or representation of the by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and sale of the Restricted Shares, and (b) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and sale of the Restricted Shares.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year written below.
GLOBAL INDUSTRIES, LTD.

BY:

	[Name and title of Executive		[Name]
Officer signing for the Company]

Date:		Date:

Exhibit C-5

Appendix A
Restricted Stock Agreement
(Performance Vesting Criteria)
Appendix A to Exhibit C

Exhibit D
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of the ___ day of                     , 2006 [expected to be the Commencement Date], by and between Global Industries, Ltd., a Louisiana corporation (the “Company”), and                      (the “Indemnitee”).
RECITALS
     A. The Indemnitee has agreed to serve as a director and/or an officer of the Company and/or, at the request of the Company, in an Authorized Capacity (as defined below) of or for Another Entity (as defined below). The Company believes that the Indemnitee’s undertaking or continued undertaking of such responsibilities is important to the Company and that the protection afforded by this Agreement will enhance the Indemnitee’s ability to discharge such responsibilities under existing circumstances. The Indemnitee is willing, subject to certain conditions including without limitation the execution and performance of this Agreement by the Company and the Company’s agreement to provide the Indemnitee at all times the broadest and most favorable (to Indemnitee) indemnification permitted by applicable law (whether by legislative action or judicial decision), to serve in that capacity.
     B. In addition to the indemnification to which the Indemnitee may be entitled under the Restated Articles of Incorporation of the Company (the “Articles”) and the By-Laws of the Company, as amended (the “By-Laws”), the Company may obtain insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties (“D&O Insurance”). The Company, however, may be unable to obtain such insurance, and, if obtained, there can be no assurance as to the continuation or renewal thereof, or that any such insurance will provide coverage for losses to which the Indemnitee may be exposed and for which he may be permitted to be indemnified under the Louisiana Business Corporation Law (the “LBCL”).
     Now, therefore, for and in consideration of the premises, the mutual promises hereinafter set forth, the reliance of the Indemnitee hereon in agreeing to serve the Company or Another Entity in his present capacity and in undertaking to serve the Company or Another Entity in any additional capacity or capacities, the Company and the Indemnitee agree as follows:
     1. Continued Service. The Indemnitee will serve as a director or an officer of the Company or in each such Authorized Capacity of or for Another Entity, in each case so long as he is duly elected and qualified to serve in such capacity or until he resigns or is removed. The Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligations which Indemnitee shall have assumed apart from this Agreement) and neither the Company nor any affiliate of the Company shall have any obligation under this Agreement (subject to any contractual obligations which any of them shall have assumed apart from this agreement) to continue the Indemnitee in any such position.
     2. Initial Indemnity. (a) The Company will indemnify the Indemnitee when he was or is involved in any manner (including without limitation as a party or as a deponent or witness) or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, and any appeals therefrom (a “Proceeding”) (other than a Proceeding by or in the right of the Company), by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, partner, member, trustee, employee or agent (each an “Authorized Capacity”) of another business, foreign or nonprofit corporation, partnership, joint venture, trust or other enterprise (each “Another Entity”), or by reason of

Exhibit D-1

any action alleged to have been taken or omitted in such capacity, against any and all costs, charges and expenses (including attorneys’ and others’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if the Indemnitee acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet the foregoing standard of conduct to the extent applicable thereto.
     (b) The Company will indemnify the Indemnitee when he was or is involved in any manner (including without limitation as a party, deponent or witness) or is threatened to be made so involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Company, or is or was serving or had agreed to serve at the request of the Company in an Authorized Capacity of or for Another Entity, against any and all costs, charges and expenses (including attorneys’ and others’ fees), and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the Proceeding to conclusion, actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if the Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefor, to be liable for willful or intentional misconduct in the performance of his duty to the Company unless, and only to the extent, that the court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court deems proper.
     (c) To the extent that the Indemnitee has been successful on the merits or otherwise, including without limitation the dismissal of a Proceeding without prejudice, in the defense of any Proceeding referred to in Section 2(a) or Section 2(b) or in the defense of any claim, issue or matter in any such Proceeding, the Company will indemnify him against any and all costs, charges and expenses, including without limitation attorneys’ and others’ fees, actually and reasonably incurred by him in connection therewith.
     (d) Any indemnification under Section 2(a), Section 2(b) or Section 2(c) (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination, in accordance with Section 4, that such indemnification is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 2(a) and Section 2(b) (the “Indemnification Standards”). Such determination will be made in the manner set forth in Section 4(b).
     (e) Any and all costs, charges and expenses, including without limitation attorneys’ and others’ fees, actually and reasonably incurred by the Indemnitee in defending any Proceeding will be paid by the Company as incurred and in advance of the final disposition of such Proceeding in accordance with the procedure set forth in Section 4(e).
     (f) Notwithstanding anything in this Agreement to the contrary, the Indemnitee will not be entitled to indemnification or advancement of expenses pursuant hereto in connection with any Proceeding initiated by the Indemnitee against the Company (except for any Proceeding initiated by the Indemnitee pursuant to Section 6) unless the Company has joined in or consented to the initiation of such Proceeding.

Exhibit D-2

     3. Additional Indemnification. (a) Pursuant to Section 12:83E of the LBCL, without limiting any right which the Indemnitee may have under Section 2, the Articles, the By-Laws, the LBCL, any policy of insurance or otherwise, but subject to the limitations set forth in Section 2(f) and to any maximum permissible indemnity that may exist under applicable law at the time of any request for indemnity hereunder as contemplated by this Section 3(a), the Company will indemnify the Indemnitee against any amount which he is or becomes legally obligated to pay relating to or arising out of any claim made against him because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, omission, misstatement or misleading statement, which he commits, suffers, permits or acquiesces in while acting in his capacity as a director or officer of the Company, or, at the request of the Company, in an Authorized Capacity of or for Another Entity. The payments which the Company is obligated to make pursuant to this Section 3 will include without limitation damages, judgments, amounts paid in settlement, fines and reasonable charges, costs, expenses, including attorneys’ fees, expenses of investigation, preparation, defense and settlement of Proceedings, and expenses of appeal, attachment or similar bonds; provided, however, that the Company will not be obligated under this Section 3(a) to make any payment in connection with any claim against the Indemnitee:
     (i) to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying and which results from a final, nonappealable order; or
     (ii) to the extent based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled, including without limitation profits made from the purchase and sale of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and profits arising from transactions in securities which were effected in violation of Section 10(b) or Section 14(e) of the Exchange Act, including Rule 10b-5 or Rule 14e-3 promulgated thereunder; or
     (iii) to the extent such claim is the result of the Indemnitees’s willful or intentional misconduct.
The determination of whether the Indemnitee is entitled to indemnification under this Section 3(a) shall be made in accordance with Section 4(b).
     (b) Any and all costs, charges and expenses, including without limitation attorneys’ and others’ fees, actually and reasonably incurred by the Indemnitee in connection with any claim for which the Indemnitee may be entitled to indemnification pursuant to Section 3(a) will be paid by the Company as incurred and in advance of the final disposition thereof in accordance with the procedure set forth in Section 4(e).
     4. Certain Procedures Relating to Indemnification and Advancement of Expenses. (a) Except as otherwise permitted or required by the LBCL, for purposes of pursuing his rights to indemnification under Section 2(a), Section 2(b), Section 2(c) or Section 3(a), as the case may be, the Indemnitee shall submit to the Company (to the attention of the Secretary) a statement of request for indemnification substantially in the form of Exhibit 1 attached hereto (the “Indemnification Statement”) stating that he believes that he is entitled to indemnification pursuant to this Agreement, together with such documents supporting the request as are reasonably available to the Indemnitee and are reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification hereunder (the “Supporting Documentation”). Upon receipt of any Indemnification Statement the Company will promptly advise the Board of Directors of the Company (the “Board”) in writing that the Indemnitee has requested indemnification.

Exhibit D-3

     (b) The Indemnitee’s entitlement to indemnification under Section 2(a), Section 2(b), Section 2(c) or Section 3(a), as the case may be, will be determined promptly following a claim by the Indemnitee for indemnification thereunder, and in any event not more than 30 calendar days after receipt by the Company of such Indemnification Statement and Supporting Documentation. The Indemnitee’s entitlement to indemnification under 2(a) or Section 2(b) will, subject to the next sentence, be made in one of the following ways: (i) by the Board by a majority vote of a quorum consisting of directors who are or were not parties to such Proceeding or claim (“Disinterested Directors”), or (ii) by written opinion of independent legal counsel selected by a majority of the Disinterested Directors (or, if there are no Disinterested Directors or a majority vote thereof is not obtainable, by a majority of the entire Board) and to which the Indemnitee does not reasonably object, if a quorum of the Board consisting of Disinterested Directors is not obtainable and the Board so directs or, even if obtainable, the quorum of Disinterested Directors so directs, or (iii) by the stockholders of the Company (but only if a majority of Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders of the Company for their determination), or (iv) as deemed to have been determined in accordance with Section 4(c). The Indemnitee’s entitlement to indemnification under Section 2(c), Section 3(a) or, in the event of a Change of Control (as hereinafter defined), under Section 2(a) or Section 2(b) will be determined by written opinion of independent legal counsel selected by the Indemnitee. Independent legal counsel selected as described above will be a law firm or member of a law firm (x) that neither at the time in question nor in the five years immediately preceding such time has been retained to represent (A) the Company (or any of its affiliates) or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding or claim giving rise to a claim for indemnification under this Agreement, (y) that, under the applicable standards of professional conduct then prevailing under the law of the State of Louisiana, would not be precluded from representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement and (z) to which the Indemnitee or the Company, acting therein through a majority of the Disinterested Directors or, if there are no Disinterested Directors, by a majority of the entire Board, does not reasonably object. If the Company or the Indemnitee reasonably objects to such independent legal counsel the Company, acting therein as hereinbefore provided, or the Indemnitee shall select another independent legal counsel subject to similar reasonable objection until there is no further such objection to such independent legal counsel. The Company will pay the fees and expenses of such independent legal counsel.
     (c) Submission of an Indemnification Statement and Supporting Documentation to the Company pursuant to Section 4(b) will create a presumption that the Indemnitee is entitled to indemnification under Section 2(a), Section 2(b), Section 2(c) or Section 3(a), as the case may be, and thereafter the Company will have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, the Indemnitee will be deemed to be entitled to indemnification under Section 2(a), Section 2(b), Section 2(c) or Section 3(a) herein unless, within the 30-calendar day period following receipt by the Company of such Indemnification Statement and Supporting Documentation, the person or persons empowered under Section 4(b) to determine the Indemnitee’s entitlement to indemnification have been appointed and have made a determination, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), that the Indemnitee is not entitled to such indemnification and the Indemnitee has received notice within such period in writing of such determination. The foregoing notice shall (i) disclose with particularity the evidence in support of such determination and (ii) be sworn to by all persons who participated in the determination and voted to deny indemnification or, if such determination was made by independent legal counsel, include a signed copy of the related written opinion of such counsel. The provisions of this Section 4(c) are intended to be procedural only; any determination pursuant to this Section 4(c) that the Indemnitee is not entitled to indemnification and any related failure to make the payments requested in the Indemnification Statement will be subject to review as provided in Section 6.

Exhibit D-4

     (d) If a determination is made or deemed to have been made pursuant to this Section 4 that the Indemnitee is entitled to indemnification, the Company will pay to the Indemnitee the amounts to which the Indemnitee is entitled within five business days after such determination of entitlement to indemnification has been made or deemed to have been made.
     (e) In order to obtain advancement of expenses pursuant to Section 2(e), the Indemnitee will submit to the Company a written undertaking substantially in the form of Exhibit 2 attached hereto, executed personally or on his behalf (the “Undertaking”), stating that (i) he has incurred or will incur actual expenses in defending a Proceeding and (ii) he undertakes to repay such amounts advanced as to which it may ultimately be determined that the Indemnitee is not entitled. In order to obtain advancement of expenses pursuant to Section 3(b), the Indemnitee may submit an Undertaking or, if the Indemnitee chooses not to submit an Undertaking, shall submit such other form of request as he determines to be appropriate (an “Expense Request”). Upon receipt of an Undertaking or Expense Request, as the case may be, the Company will within 5 business days make payment of the costs, charges and expenses stated in the Undertaking or Expense Request. No security will be required in connection with any Undertaking or Expense Request and any Undertaking or Expense Request will be accepted, and all such payments shall be made, without reference to the Indemnitee’s ability to make repayment.
     5. Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the By-Laws, the LBCL or otherwise) of the amount otherwise payable hereunder.
     6. Enforcement. (a) If a claim for indemnification or advancement of expenses made to the Company pursuant to Section 4 is not timely paid in full by the Company as required by Section 4, the Indemnitee will be entitled to seek judicial enforcement of the Company’s obligations to make such payments. If a determination is made pursuant to Section 4 that the Indemnitee is not entitled to indemnification or advancement of expenses hereunder, (i) the Indemnitee may at any time thereafter seek an adjudication of his entitlement to such indemnification or advancement either, at the Indemnitee’s sole option, in (A) an appropriate court of the State of Louisiana or any other court of competent jurisdiction or (B) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (ii) any such judicial proceeding or arbitration will be de novo and the Indemnitee will not be prejudiced by reason of such prior adverse determination, and (iii) in any such judicial proceeding or arbitration the Company will have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement.
     (b) The Company will be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of Section 6(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
     (c) In any action brought under Section 6(a), it will be a defense to a claim for indemnification pursuant to Section 2(a) or Section 2(b) (but not an action brought to enforce a claim for costs, charges and expenses incurred in defending any Proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the LBCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense will be on the Company. Neither the failure of the Company (including any person or persons empowered under Section 4(b) to determine the Indemnitee’s entitlement to indemnification) to have made a determination as to the propriety of indemnification of the Indemnitee hereunder prior to commencement of such action nor an actual determination by the Company (including any person or persons empowered under Section 4(b) to

Exhibit D-5

determine the Indemnitee’s entitlement to indemnification) that the Indemnitee has not met the applicable standard of conduct hereunder will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
     (d) It is the intent of the Company that the Indemnitee shall not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement, or if the Company or any other person takes any action to declare this Agreement void or unenforceable or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company will pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys’ and others’ fees, incurred by the Indemnitee (i) as a result of the Company’s failure to perform this Agreement or any provision hereof or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.
     7. Liability Insurance and Funding. If the Company obtains D&O Insurance, the Company will use its best efforts, subject to commercial reasonability, to maintain such insurance in force at the Company’s sole expense. To the extent that the Company obtains or maintains D&O Insurance, the Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for a director or officer of the Company or a person serving at the request of the Company in an Authorized Capacity of or for Another Entity, as the case may be. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.
     8. Fundamental Change or Change of Control. (a) If the Company sells or otherwise disposes of all or substantially all of its assets or is a constituent corporation in a consolidation, merger or other business combination transaction or if there is a Change of Control (as defined below) of the Company, (i) the Company will require (if it is not the surviving, resulting or acquiring corporation therein) the surviving, resulting or acquiring corporation expressly to assume the Company’s obligations under this Agreement and to agree to indemnify the Indemnitee to the full extent provided herein and (ii) whether or not the Company is the resulting, surviving or acquiring corporation in any such transaction (or Change of Control), the Indemnitee will also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have with respect to the Company if the transaction (or Change of Control) had not occurred.
     (b) The Company agrees that, if there is a Change of Control of the Company (other than a Change of Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change of Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advancement of expenses under this Agreement or any other agreement or Articles or Bylaw provision now or hereafter in effect, the Company shall seek legal advice only from independent legal counsel selected as provided in Section 4(b). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under

Exhibit D-6

applicable law. The Company agrees to pay the reasonable fees of such independent legal counsel and to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     (c) For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) together with its affiliates or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power represented by the Company’s then outstanding Voting Securities, or (ii) the individuals who constitute the Board on the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof (provided that any person who becomes a director subsequent to the date of this Agreement whose election or nomination for election by the Company’s stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board, (iii) or the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the combined voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or (v) an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets.
     9. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, charges, expenses, judgments, fines and amounts paid in settlement of a Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
     10. Nonexclusivity and Severability. (a) The right to indemnification and advancement of expenses provided by this Agreement is not exclusive of any other right to which the Indemnitee may be entitled under the Articles, the By-Laws, the LBCL, any other statute, insurance policy, agreement, vote of stockholders or of directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and will continue after the Indemnitee has ceased to serve as a director or officer of the Company or in an Authorized Capacity in or for Another Entity and will inure to the benefit of his heirs, executors and administrators; provided, however, that to the extent the Indemnitee otherwise would have any greater right to indemnification or advancement of expenses under any provision of the Articles or By-Laws as in effect on the date hereof, the Indemnitee will be deemed to have such greater right pursuant to this Agreement; and, provided further, that inasmuch as it is the intention of the Company to provide the Indemnitee with the broadest and most favorable (to the Indemnitee) indemnity permitted by applicable law (whether by legislative action or judicial decision), to the extent that the LBCL currently permits or in the future permits (whether by legislative action or judicial decision) any greater right to indemnification or advancement of expenses than that provided under this Agreement as of the date hereof, the Indemnitee will automatically, without the necessity of any further action by the Company or the Indemnitee, be deemed to have such greater right pursuant to this Agreement. Similarly, the Indemnitee shall have the benefit of any future changes to the Articles or the By-Laws which grant or permit any greater right to indemnification or advancement of expenses.

Exhibit D-7

     (b) The Company will not adopt any amendment to the Articles or By-Laws the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles of Incorporation of the Company, By-Laws, the LBCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date upon which any such amendment was approved by the Board or the stockholders, as the case may be. Notwithstanding the foregoing, in the event that the Company adopts any amendment to the Articles or By-Laws the purported effect of which is to so deny, diminish or encumber the Indemnitee’s rights to such indemnity, such amendment will apply only to acts or failures to act occurring entirely after the effective date thereof.
     (c) If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including without limitation all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. No claim or right to indemnity or advancement of expenses pursuant to Section 3 hereof shall in any way affect or limit any right which the Indemnitee may have under Section 2 hereof, the Articles, the By-Laws, the LBCL, any policy of insurance or otherwise.
     11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Louisiana, without giving effect to the principles of conflict of laws thereof.
     12. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof; provided, however, that this provision shall not be construed to affect the Company’s obligations to the Indemnitee under the Articles or the By-Laws. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement will survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee’s service as a director or an officer of the Company or in an Authorized Capacity of or for Another Entity and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.
     13. Certain Terms. For purposes of this Agreement, references to a person’s capacity as a “director” shall include without limitation such person’s capacity as a member of any committee appointed by the board of which such person is a director; references to “Another Entity” will include employee benefit plans; references to “fines” will include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to “serving at the request of the Company” will include any service in any capacity which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to Sections or Exhibits are to Sections or Exhibits of or to this Agreement; references to the singular will include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he will be deemed to have acted in a “manner not opposed to the best interests of the Company” as referred to herein; references to “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.
     14. Joint Defense. Notwithstanding anything to the contrary contained herein, if (a) the Indemnitee elects to retain counsel in connection with any Proceeding or claim in respect of which indemnification may be sought by the Indemnitee against the Company pursuant to this Agreement and (b) any other director or officer of the Company or person serving at the request of the Company in an

Exhibit D-8

Authorized Capacity of or for Another Entity may also be subject to liability arising out of such Proceeding or claim and in connection with such Proceeding or claim seeks indemnification against the Company pursuant to an agreement similar to this Agreement, the Indemnitee, together with such other persons, will employ counsel to represent jointly the Indemnitee and such other persons unless the Indemnitee determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the State of Louisiana, in which case the Indemnitee will notify the Company (to the attention of the Secretary) thereof and will be entitled to be represented by separate counsel.
     15. Express Negligence Acknowledgment. Without limiting or enlarging the scope of the indemnification obligations set forth in this Agreement, the Indemnitee will be entitled to indemnification hereunder in accordance with the terms hereof, regardless of whether the claim giving rise to such indemnification obligation is the result of the sole, concurrent or comparative negligence, or strict liability, of the Indemnitee.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GLOBAL INDUSTRIES, LTD.

By:

INDEMNITEE

Name:

Exhibit D-9